GUARANTY OF SUBLEASE

THIS GUARANTY OF SUBLEASE (this “Guaranty”) is made as of the ____ day of March, 2022, by APPLIED UV, INC., a ____________ corporation (“Guarantor”), to and for the benefit of VISIONMARK, LLC, a New York limited liability company (“Sublandlord”) and RANDOLPH ASSOCIATES, a New York partnership (“Landlord”).

RECITALS

WHEREAS, pursuant to an Agreement of Lease dated as of February 1, 2008, (the “Original Lease”), between Mega Vision Inc. (“Mega Vision”), as tenant thereunder, and Landlord, Mega Vision leased from Landlord premises consisting of the entire easterly half of the building known as 185-201 Randolph Street and 85-105 Gardner Street, Brooklyn, New York and the premises known as 165 Randolph Street, Brooklyn, New York; and

WHEREAS, pursuant to a Lease Extension and Modification Agreement dated as of June 30, 2015, the Original Lease was amended and extended, so that the Premises leased by Mega Vision from Landlord consisted of the entire building known as 185-201 Randolph Street and 85-105 Gardner Street, Brooklyn, New York and the premises known as 165 Randolph Street, Brooklyn, New York (the “Premises”) (collectively, the Original Lease, the Lease Extension and Modification Agreement, the Assignment and Assumption of Lease referred to below and the Guaranties referred to below are sometimes referred to in the aggregate as the “Lease”);

WHEREAS, the obligations under the Lease were guaranteed by Michael Chiriac (“Chiriac”), under a Guaranty and a Guaranty of Alterations, both dated as of February 1, 2008 (the “Guaranties”);

WHEREAS, Mega Vision and Sublandlord were and are in material default of the Lease and, therefore, had no right to assign the Lease and, despite having no such right, pursuant to an Assignment and Assumption of Lease dated as of December 6, 2021, Mega Vision assigned all of its right, title and interest in the Lease to Sublandlord, without the consent of Landlord;

WHEREAS, simultaneously herewith, Sublandlord and MunnWorks, LLC, a New York limited liability company (“Subtenant”) are entering into a sublease (the “Sublease”), pursuant to which Subtenant is subletting from Sublandlord the Premises, all as more particularly described in the Lease and the Sublease and to which Landlord provided its consent. All capitalized terms that are not expressly defined in this Guaranty shall have the same meanings herein as are ascribed to such terms in the Sublease;

WHEREAS, Sublandlord has required, as a condition to its execution of the Sublease and Landlord has required, as a condition to its Consent to the Sublease, that Guarantor execute and deliver this Guaranty to Landlord and Sublandlord of all obligations of Subtenant arising and all sums due by Subtenant under the Sublease. The execution and delivery of this Guaranty by Guarantor is a material inducement to Sublandlord for the execution of the Sublease and for Landlord to consent to the Sublease; and

WHEREAS, Guarantor has a financial interest in Subtenant and will be benefited by the Sublease and, therefore, Guarantor has agreed to execute, deliver and perform this Guaranty.

NOW, THEREFORE, in consideration of the Recitals set forth above, which are incorporated herein, and in consideration of Sublandlord’s execution and delivery of the Sublease and Landlord’s consent thereto, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1. Recitals. The Recitals set forth above are incorporated herein and shall be deemed terms and provisions hereof.

2. Guaranty. For the Term of the Sublease, Guarantor absolutely, unconditionally and irrevocably guarantees to Landlord and to Sublandlord:

(a)  The full and prompt payment when due, whether upon acceleration or otherwise, and at all times thereafter, of any and all Rent, debts and obligations of Subtenant for the payment of money (including but not limited to the Past Due Rent, as such term is defined in the Sublease), however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to become due, known or unknown to Guarantor at the time of the execution of this Guaranty, including, without limitation, all Rent, late fees, payments in respect of real estate taxes, assessments, governmental charges, premiums for insurance policies, amounts required to discharge mechanics’ and materialmen’s liens and claims therefor, and any other sums which may now be or hereafter become due by Subtenant to Landlord under the Sublease or Lease;

(b)  The payment of all Enforcement Costs (hereinafter defined) as provided in Section 10 below;

(c)  The payment of all costs and expenses in connection with the holdover by Subtenant, as provided in the Lease and Sublease; and

(d)  The full, complete and punctual observance, performance and satisfaction of all covenants, terms, conditions, obligations, duties and agreements of Subtenant under the Sublease.

All amounts due and debts, liabilities and all obligations described in this Guaranty are referred to herein as the “Liabilities.”

3. Past Due Rent. Notwithstanding anything contained herein, in the event Subtenant does not exercise both of its renewal options under the Sublease, Guarantor’s obligation for the Past Due Rent that would otherwise be payable following the expiration of the term of the Sublease (unless the term of the Sublease terminates early due to a default by Subtenant, in which event Interest/Penalties would be due) shall not exceed the amounts set forth in paragraph 4(b) of the Sublease.

4. Sublease Holdover. Notwithstanding any contrary or inconsistent provisions hereof, in the event that Subtenant holds over in the Premises following the termination of the Sublease and/or the Lease, then and in such event Guarantor absolutely, unconditionally and irrevocably guarantees to Sublandlord and Landlord all sums payable to Landlord by Subtenant, including any sums payable by Michael Chiriac as guarantor of the Lease pursuant to the guaranty dated as of February 1, 2008.

5. Sublandlord’s Remedies.

(a)  This Guaranty is an absolute, irrevocable, present and continuing guaranty of payment and performance and not merely a guaranty of collection. In the event of any default by Subtenant under the Sublease after the expiration of any cure period applicable thereto, Guarantor agrees, on demand by Landlord or Sublandlord, to pay and/or satisfy all Liabilities then due hereunder. In the event that there shall be any default by Subtenant in the due and timely performance and observance of the Liabilities or any of them after the expiration of any cure period applicable thereto, then, in such event, Guarantor agrees, on demand by Sublandlord or Landlord: (i) to perform the Liabilities; and (ii) to indemnify, defend, and hold harmless Sublandlord, Landlord and the other Indemnified Parties (hereinafter defined) from and against any and all loss, damage, cost, expense, injury and liability Sublandlord, Landlord or the Indemnified Parties may suffer or incur in connection with the exercise of Sublandlord’s or Landlord’s rights under the Sublease, this Guaranty or otherwise in respect of the Premises. If Guarantor fails to commence and pursue diligently the performance of the Liabilities after the expiration of any cure period applicable thereto as provided in the immediately preceding sentence and such failure continues for three (3) days after receipt by Guarantor of written notice from Sublandlord or Landlord demanding the performance of Guarantor, then either before or after pursuing any other remedy of Sublandlord or Landlord against Guarantor or Subtenant, and regardless of whether Sublandlord or Landlord shall ever pursue any such other remedy, Sublandlord or Landlord, as the case may be, shall have the right (but not the obligation) to perform the Liabilities or to call upon any other reputable parties to perform the Liabilities, and shall have the right to expend such sums as Landlord, in its reasonable discretion, deems proper in order so to complete the performance of the Liabilities. During the course of the performance of any Liabilities undertaken by Sublandlord, Landlord or any other party on behalf of Sublandlord or Landlord, Guarantor shall pay on demand any amounts due to third parties in connection therewith. All amounts required to be paid by the terms hereof and all Liabilities required to be performed by the terms hereof shall be included within the term “Liabilities”

(b)  Notwithstanding anything to the contrary herein contained, in any action to enforce any of the liabilities or obligations of Guarantor under this Guaranty, Landlord, at its election, may proceed against Guarantor with or without: (i) joining Subtenant or Sublandlord in any such action; (ii) commencing any action against or obtaining any judgment against Subtenant; or (iii) commencing any proceeding to enforce or realize upon any collateral or other security (including, without limitation, any security deposit or other guaranties) which may be given to secure Subtenant’s obligations under the Sublease, or to obtain any judgment, decree or foreclosure sale with respect thereto. Nevertheless, the maintenance of any action or proceeding by Landlord to recover any sum or sums that may be or become due under the Sublease or to secure the performance of any of the other terms, covenants and conditions of the Sublease shall not preclude Landlord from demanding and receiving the payment of such sums and the performance of such other terms, covenants and conditions from Guarantor, or from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of Subtenant or Sublandlord under the Sublease. Guarantor does hereby consent that, without affecting the liability of Guarantor under this Guaranty and without notice to Guarantor, time may be given by Landlord to Subtenant for payment of Rent and such other sums and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgence granted from time to time, or Subtenant may be dispossessed or Landlord may avail itself of or exercise any or all of the rights and remedies against Subtenant provided by law or by the Sublease or available in equity, and may proceed either against Subtenant or jointly against Subtenant and Guarantor or against Guarantor alone without first proceeding or exhausting any remedy or claim against Subtenant.

6. Return of Payments. Guarantor agrees that, if at any time all or any part of any payment theretofore applied by Landlord to any Liabilities is rescinded or returned by Landlord for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of any party), such Liabilities shall, for the purposes of this Guaranty, be deemed to have continued in existence to the extent of such payment, notwithstanding such application by Landlord, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by Landlord had not been made. Guarantor does hereby further agree that with respect to any payments made by Guarantor hereunder, Guarantor shall not have any rights based on suretyship, subrogation or otherwise to stand in the place of Landlord so as to compete with Sublandlord or Landlord as a creditor of Subtenant, and Guarantor hereby waives all such rights to the fullest extent permitted by law.

7. No Discharge. Guarantor agrees that the obligations, covenants and agreements of Guarantor under this Guaranty shall not be affected or impaired by any act of Sublandlord or Landlord, or any event or condition except the full, final and unavoidable performance of all Liabilities and payment of all Liabilities and any other sums due hereunder. Guarantor agrees that the liability of Guarantor hereunder shall not be discharged by, and Guarantor hereby irrevocably consents to: (i) any subsequent change, modification or amendment of the Sublease in any of its terms, covenants and conditions, or in the Rent or any other sums payable thereunder, or in the term thereof, or in the Premises demised thereby, and to any assignments of the Sublease and to any further sublettings of the Premises, and to any extensions or renewals of the Sublease or the term thereof; (ii) the renewal or extension of time for the payment of the Liabilities or performance of the Liabilities under the Sublease or any other agreement relating to the Premises; (iii) any failure, omission, delay or inadequacy, whether entire or partial, of Sublandlord or Landlord to exercise any right, power or remedy regarding the Sublease or to enforce or realize upon (or to make any guarantor a party to the enforcement or realization upon) any of Sublandlord’s or Landlord’s security for the Sublease, including, but not limited to, any impairment or release of such security by Landlord; (iv) the existence of any set-off, claim or counterclaim or the reduction or diminution of the Liabilities, or any defense of any kind or nature, which Guarantor may have against Subtenant; (v) the application of payments received from any source to the payment of any obligation other than the Liabilities, even though Landlord might lawfully have elected to apply such payments to any part or all of the Liabilities; (vi) the addition or release of any and all other guarantors, obligors, and other persons liable for the payment of the Liabilities and/or performance of the Liabilities, and the acceptance or release of any and all other security for the payment of the Liabilities and/or performance of the Liabilities; or (vii) any distress or reentry by Landlord or dispossession of Subtenant or any action or remedy taken by Landlord under the Sublease, or any failure to notify Guarantor of any default by Subtenant; all whether or not Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (vii) of this Section 7.

In the event the Sublease is modified, renewed or extended in any respect by agreement between Sublandlord or Landlord and Subtenant either pursuant to an option granted in the Lease or otherwise, or in the event Subtenant holds over beyond the term of the Sublease, then the obligations hereunder of Guarantor shall extend to the full and faithful performance and observance of all of the covenants, terms and conditions of the Sublease and of any such modification, renewal or extension thereof. Guarantor intends that Guarantor shall remain liable hereunder as a principal until the full, final and unconditional performance of all of the Liabilities and the full, final and unconditional payment of all Liabilities, notwithstanding any fact, act, event or occurrence which might otherwise operate as a legal or equitable discharge of a surety or guarantor.

8. Application of Amounts Received. Any amounts received by Landlord from whatsoever source on account of any Liabilities may be applied by Landlord, as the case may be, toward the payment of such Liabilities, and in such order of application, as Landlord may from time to time elect.

9. Waiver. Guarantor expressly waives: (i) notice of the acceptance by Sublandlord or Landlord of this Guaranty; (ii) notice of the existence, creation, payment or nonpayment of the Liabilities; (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever; and (iv) any failure by Sublandlord or Landlord to inform Guarantor of any facts Sublandlord or Landlord may now or hereafter know about Subtenant, the Sublease or the Premises, it being understood and agreed that Guarantor has and will maintain personal knowledge of and is familiar with Subtenant’s financial condition and business affairs and has the ability to influence Subtenant’s decision-making processes, and that Landlord has no duty so to inform, and that Guarantor is fully responsible for being and remaining informed by Subtenant of all circumstances bearing on the Sublease and this Guaranty. No modification or waiver of any of the provisions of this Guaranty will be binding upon Landlord except as expressly set forth in a writing duly signed and delivered on behalf of Landlord.

10. Enforcement Costs. If (i) the Sublease or this Guaranty is placed in the hands of an attorney for enforcement or collection or is enforced or collected through any legal proceeding; (ii) an attorney is retained to represent Landlord or Subtenant in any proceeding (including, without limitation, any bankruptcy, reorganization, receivership or other proceeding affecting creditors’ rights) involving a claim under or related to the Sublease or this Guaranty, then the non-prevailing party shall pay to the prevailing party, upon demand, all reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs and filing fees, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

11. Transfer of Sublease. Notwithstanding any assignment or transfer of the Sublease or any interest therein by Landlord, for collateral purposes or otherwise, each and every immediate and successive assignee, transferee or other successor in interest with respect to Landlord’s interest under the Sublease shall, to the extent of the interests assigned or transferred, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were Landlord.

12. Governing Law Interpretation. This Guaranty shall be governed by the laws of the State of New York without reference to the conflicts of law principles of that state. The headings of sections in this Guaranty are for convenience only and shall not be construed in any way to limit or define the content, scope or intent of the provisions hereof. As used in this Guaranty, the singular shall include the plural, and masculine, feminine and neuter pronouns shall be fully interchangeable where the context so requires. If this Guaranty is executed by more than one person or entity, then references to “Guarantor” herein shall be deemed to refer to each such person or entity and the liability of each such person or entity shall be joint and several, and the release by Landlord of any of them shall not release or affect in any manner the obligations of any other of them, and this Guaranty shall not be revoked, discharged or impaired as to any such persons or entities by reason of the death or incapacity or insolvency of any other of them. If any provision of this Guaranty, or any paragraph, sentence, clause, phrase or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Guaranty shall be construed as if such invalid part were never included herein. Time is of the essence of this Guaranty. All payments to be made hereunder shall be made in the currency of the United States of America, which is legal tender for public and private debts at the time of payment.

13. Entire Agreement. This Guaranty constitutes the entire agreement between Guarantor, Sublandlord and Landlord with respect to the subject matter hereof and supersedes all prior such agreements and understandings, both written and oral. This Guaranty may not be modified or amended except by a written instrument signed by Landlord and Guarantor. If this Guaranty is executed in several counterparts, each of those counterparts shall be deemed an original, and all of them together shall constitute one and the same instrument.

14. Successors and Assigns.

(a)  This Guaranty shall bind Guarantor and the heirs, assigns, successors, executors, administrators and legal and personal representatives of Guarantor; provided that Guarantor shall not be entitled to transfer or delegate its obligations hereunder. Regardless of whether this Guaranty is executed by more than one person or entity, it is agreed that the undersigned’s liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Liabilities, or any part thereof and that each Guarantor’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations.

(b)  This Guaranty shall inure to the benefit of and be enforceable by Landlord and its officers, agents, employees, partners, members, directors and shareholders, each of its respective successors and assigns (all such persons and entities shall be “Indemnified Parties”).

15. Waiver of Jury Trial. Guarantor waives the right to trial by jury in any action, proceeding, or counterclaim brought by Landlord in connection with any matter whatsoever arising out of or in any way connected with this Guaranty.

16. Notices. All notices, consents, approvals, demands, requests and other communications (collectively, “notices” and individually, a “notice”) which are required or desired to be given by either party to the other shall be in writing. All notices by either party to the other party(ies) shall be sent by overnight mail, addressed to the other party at its address set forth below, or to such address or at such other address as it may from time to time designate in a notice to the other party. Copies of notices shall also be given in the same manner to such other person or addresses as the party giving such notice shall have been previously notified from time to time by the party to whom such notice is given. Notices which are given in the manner aforesaid shall be deemed to have been given or served for all purposes hereunder on the next business day following the date such notice was sent and notices to counsel for Sublandlord or Subtenant shall be deemed to be notice to Sublandlord and Subtenant, respectively. The addresses of the parties are:

If to Landlord:

Randolph Associates

60 East 56th Street, 11th Floor

New York, New York 10022

Attention: Robert Zirinsky

With a copy to:

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: Shira Nadich Levin, Esq.

If to Sublandlord:

VisionMark, LLC

8 Laurel Drive

Sherman, CT 06784

Attention: Sandy Marks

With a copy to:

Seyfarth Shaw LLP

620 Eighth Avenue

New York, NY 10018

Attention: Cynthia J. Mitchell, Esq.

If to Subtenant:

MunnWorks Inc.

c/o SteriLumen, LLC

150 N. Macquesten Pkwy.

Mount Vernon, NY 10550

Attention: Max Munn

With a copy to:

Bryan Cave Leighton Paisner LLP

One Atlantic Center, Fourteenth Floor

1201 W. Peachtree Street, NW

Atlanta, GA 30309-3488

Attention: Terrence A. Childers, Esq.

if to Guarantor:

Applied UV, Inc.

c/o SteriLumen, LLC

150 N. Macquesten Pkwy.

Mount Vernon, NY 10550

Attention: Max Munn

With a copy to:

Bryan Cave Leighton Paisner LLP

One Atlantic Center, Fourteenth Floor

1201 W. Peachtree Street, NW

Atlanta, GA 30309-3488

Attention:

Terrence A. Childers, Esq.

If to Chiriac:

Michael Chiriac

69-14 62nd Drive

Middle Village, NY 11379

With a copy to:

Seyfarth Shaw LLP

620 Eighth Avenue

New York, NY 10018

Attention: Cynthia J. Mitchell, Esq.

or to such other address or addresses as either party shall notify the other by notice under this Section. Notices shall be deemed to have been duly given upon receipt or rejection thereof.

Except as otherwise specifically required herein, notice of the exercise of any right, option or power granted to Landlord by this Guaranty is not required to be given.

[Remainder of Page Left Intentionally Blank]

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SIGNED AND DELIVERED as of the date first specified above.

GUARANTOR:

APPLIED UV, INC.

By: __________________________ ____

Name: ____________________________

Title: (Vice) President

Address: __________________________

 __________________________

Attn: _____________________________

FEIN: ____________________________

STATE OF NEW YORK )

)ss.:

COUNTY OF )

On this, the ___ day of March, 2022, before me, the undersigned Notary Public, personally appeared _______________, who acknowledged himself/herself to be the [Vice] President of said corporation, and he/she executed the foregoing instrument in his/her capacity as [Vice] President of such corporation, on authority of the board of directors of said corporation, as said corporation’s act and deed for the purposes therein contained.

______________________
Notary Public

My Commission Expires:

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